UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009 (February 19, 2009)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the Board of Directors (the “Board”) of ICT Group, Inc. (the “Company”) voted to increase the size of the Board from six members to seven. Also on that date, the Board filled the vacancy created by the increase in the Board’s size by electing Eileen S. Fusco, 52, to serve as a director in the class with a term expiring in 2011. The Board also appointed Ms. Fusco to serve as a member of the Audit Committee of the Board, effective February 19, 2009.

Ms. Fusco served as Senior Partner – Financial Services for Deloitte & Touche from 2001 until her retirement in 2007. From 1997 to 2000, Ms. Fusco served as Regional Tax Counsel for UBS AG, a leading global provider of wealth management, investment banking and securities services. She also formerly served as Chief Financial Officer of Twenty-First Securities Corporation, a boutique/specialty transaction management firm and as Managing Director of Global Tax for Kidder Peabody & Co., Inc. Ms. Fusco currently serves on the board of MF Global Ltd., a leading intermediary offering customized solutions for certain global markets and is the Chair of MF Global’s Audit Committee.

For her services as a director, Ms. Fusco will be entitled to receive compensation in accordance with the Company’s compensation plans for directors. She is entitled to receive 7,500 restricted stock units (RSUs) on February 19, 2009 (the effective date of her election) and 2,500 RSUs on the date of each annual meeting of shareholders thereafter. The RSUs vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, if the recipient director continues to provide service to the Company on the relevant vesting date. Payment with respect to RSUs is made in shares of the Company’s common stock. Except for telephonic Board and committee meetings of less than one hour, for which directors receive a $500 per meeting fee, Ms. Fusco will be entitled to receive $2,500 for each Board meeting she attends and $1,500 for each Audit Committee meeting she attends. Ms. Fusco will also be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Ms. Fusco will also be entitled to receive an annual fee of $25,000.

Attached to this Current Report, as Exhibit 99.1, is a copy of a press release issued by the Company on February 23, 2009 announcing Ms. Fusco’s appointment.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release dated February 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan President and Chief Executive Officer

Dated: February 23, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release dated February 23, 2009.

4